EXHIBIT 23.3
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2020, relating to the financial statements of I/N Kote, for the years ended December 31, 2019 and 2018, appearing in the Form 8-K/A dated February 8, 2021.
/s/ Deloitte & Touche LLP
Chicago, Illinois
April 28, 2021